Exhibit 99.1

            Cheniere Energy Partners Announces Open Season
               on Proposed Louisiana Natural Gas Header

    HOUSTON--(BUSINESS WIRE)--Nov. 12, 2007--Cheniere Energy Partners, L.P. (AMEX:CQP) announced today that it is holding a non-binding open season for a proposed new natural gas transportation project called the Louisiana Natural Gas Header. This project would link growing demand markets in the Southeast with new incremental natural gas supplies sourced from multiple LNG import terminals existing and under construction in and around Louisiana. The Louisiana Natural Gas Header would also be able to interconnect with existing pipeline infrastructure, providing shippers with access to wellhead natural gas supply sources, including offshore, onshore conventional and recently developed unconventional resources.

    As currently contemplated, the pipeline would involve the construction of approximately 330 miles of up to 42-inch diameter pipeline commencing at a point in Beauregard Parish near Dequincy, Louisiana to a point of interconnect with the Florida Gas Transmission pipeline near its Station 11 in Mobile County, Alabama. Cheniere anticipates that the project could be placed into service as early as mid 2010.

    "By 2010, nearly 10 Bcf/d of LNG regasification capacity will be placed into service in Southwest Louisiana and neighboring Southeast Texas. Combining new incremental supply with traditional production area access, the Louisiana Natural Gas Header will offer shippers supply diversity unlike any other greenfield project opportunity," said Stan Horton, President and COO. "This project would also alleviate increasing natural gas demand in the Southeast primarily driven by electric generation. In recent months, the Florida Public Service Commission has rejected proposals for two new ultra-supercritical pulverized coal generation units representing nearly 2,000 megawatts of new capacity planned to meet near-term demand growth. Over the next ten-year planning horizon, incremental natural gas necessary to satisfy new electric generation in the Florida market alone is very conservatively estimated at 1 Bcf/d."

    Cheniere Energy Partners will hold a non-binding open season from November 15, 2007 to 5:00 p.m. (CST) on January 15, 2008 to gauge interest from prospective shippers.

    A copy of the open season guidelines and map is available on our website at www.cheniereenergypartners.com.

    Cheniere Energy Partners, L.P. is a Delaware limited partnership. Through its wholly-owned subsidiary, Sabine Pass LNG, L.P., the partnership is developing an LNG receiving terminal located in western Cameron Parish, Louisiana on the Sabine Pass Channel scheduled to commence operations in the second quarter of 2008. Additional information about Cheniere Energy Partners, L.P. may be found on its web site at www.cheniereenergypartners.com.

    This press release contains certain statements that may include "forward-looking statements" within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are "forward-looking statements." Included among "forward-looking statements" are, among other things, (i) statements regarding Cheniere Energy Partners' business strategy, plans and objectives, (ii) statements regarding the proposed Louisiana Natural Gas Header, including the benefits it will afford shippers, (iii) statements regarding future levels of LNG imports into North America or sales of natural gas in North America, regardless of the source of such information, or the transportation or other infrastructure related to natural gas or LNG, and (iv) statements expressing beliefs and expectations regarding the development of Cheniere Energy Partners' LNG receiving terminal business. Although Cheniere Energy Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Energy Partners' actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Energy Partners' periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Energy Partners does not assume a duty to update these forward-looking statements.

    CONTACT: Cheniere Energy Partners, L.P., Houston
             Investor and Media Contacts:
             Christina Cavarretta, 713-375-5104
             or
             Katie Pipkin, 713-375-5110